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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): April 26, 1999


                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
             (Exact name of registrant as specified in its charter)



          Delaware                    000-22125                 36-4069408
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)

              John Hancock Center
     875 North Michigan Avenue, Suite 3000                        60611
            Chicago, Illinois 60611                             (Zip Code)
    (Address of principal executive offices)

                                  312-255-5000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 2. The registrant announced today that it acquired OmniTech Consulting
Group, Inc. ("OmniTech"), a change management firm specializing in web-based and multimedia corporate learning. The acquisition was structured as an asset purchase of substantially all of the assets and liabilities of OmniTech and will be accounted for under purchase accounting. The purchase price for the transaction was comprised of $4 million in cash, a $1 million deferred note and Class A common stock of the registrant having an aggregate market value of $2.5 million (valued on the basis of the average closing price of the registrant's Class A common stock for the ten trading days prior to the acquisition), and the acquisition of substantially all of the liabilities of OmniTech. The purchase price was determined based on relevant revenue multiples of companies of similar size and scope. The terms of the acquisition provided for a two-year earn-out contingent on the achievement of certain financial goals by the OmniTech shareholders who will become employees of the registrant. The registrant used cash from ongoing operations to pay the cash portion of the purchase price. A copy of the press release announcing the acquisition is attached hereto as
Exhibit 99.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a)    Financial Statements:    Not applicable

  (b)    Pro Forma Financial Information:    Not applicable

  (c)    Exhibits

       EXHIBIT NO.                        DOCUMENT
       -----------                        --------
           99                Press Release dated April 26, 1999





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DIAMOND TECHNOLOGY PARTNERS
                                            INCORPORATED


                                      By:______________________________________
                                             Treasurer/Chief Financial Officer


April 26, 1999













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                                  EXHIBIT INDEX




     EXHIBIT NO.                   DOCUMENT                                PAGE
     -----------                   --------                                ----
         99             Press Release dated April 26, 1999                   1













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